                                                                   EXHIBIT 99.3

PROXY                                                                     PROXY
                            IDX SYSTEMS CORPORATION

   PROXY APPOINTMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 JULY 9, 1997
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IDX SYSTEMS
                                  CORPORATION

The undersigned, revoking all prior proxies, hereby appoint(s) Richard E. Tarrant, John A. Kane and Robert W. Baker, Jr., and each of them, with full power of substitution, as proxies (the "Proxies") to represent and to vote, as designated herein, all shares of Common Stock of IDX Systems Corporation ("IDX") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the IDX (the "IDX Special Meeting") to be held at the offices of IDX, 1400 Shelburne Road, P.O. Box 1070, South Burlington, Vermont 05403, on Wednesday, July 9, 1997 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE IDX SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

This proxy appointment form, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). The Board of Directors of IDX recommends a vote "FOR" proposals 1, 2, 3, 4, 5 and 6. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.


 Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.


HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                            For Against Abstain
1. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AND      [_]   [_]     [_]
   ADOPT AN AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH
   25, 1997 (THE "MERGER AGREEMENT") AMONG IDX, PENGUIN
   ACQUISITION CORPORATION, A WASHINGTON CORPORATION AND
   WHOLLY-OWNED SUBSIDIARY OF IDX ("SUB"), AND PHAMIS,
   INC., A WASHINGTON CORPORATION ("PHAMIS") AND TO AP-
   PROVE THE ISSUANCE OF SHARES OF COMMON STOCK, PAR VALUE
   $.01 PER SHARE, OF IDX ("IDX COMMON STOCK"), PURSUANT
   THERETO. THE MERGER AGREEMENT PROVIDES THAT, AMONG
   OTHER THINGS (A) SUB WILL BE MERGED WITH AND INTO
   PHAMIS, WITH PHAMIS BEING THE SURVIVING CORPORATION AND
   BECOMING A WHOLLY-OWNED SUBSIDIARY OF IDX, AND (B) EACH
   OUTSTANDING SHARE OF COMMON STOCK, PAR VALUE $.0025 PER
   SHARE, OF PHAMIS (TOGETHER WITH THE ASSOCIATED PRE-
   FERRED STOCK PURCHASE RIGHT(S) WILL BE CONVERTED INTO
   THAT FRACTION OF A SHARE OF IDX COMMON STOCK AS IS
   EQUAL TO THE CONVERSION RATIO (AS DEFINED IN THE MERGER
   AGREEMENT). AS SET FORTH IN THE MERGER AGREEMENT, THE
   CONVERSION RATIO, INITIALLY SET AT .73, WILL BE AD-
   JUSTED (I) DOWNWARD (BUT NOT LESS THAN .6811) IN THE
   EVENT THAT THE AVERAGE CLOSING PRICE PER SHARE OF IDX
   COMMON STOCK ON THE NASDAQ NATIONAL MARKET OVER THE
   TWENTY CONSECUTIVE TRADING DAYS ENDING ON THE TRADING
   DAY TWO TRADING DAYS IMMEDIATELY PRECEDING JULY 8,
   1997, THE DATE OF THE SPECIAL MEETING OF SHAREHOLDERS
   OF PHAMIS (THE "IDX STOCK VALUE"), IS GREATER THAN
   $34.375 PER SHARE, AND (II) UPWARD (BUT NOT TO GREATER
   THAN .8) IN THE EVENT THAT THE IDX STOCK VALUE IS LESS
   THAN $28.125 PER SHARE.

2. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AN       [_]   [_]     [_]
   AMENDMENT TO IDX'S SECOND AMENDED AND RESTATED ARTICLES
   OF INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES
   OF CAPITAL STOCK WHICH IDX HAS THE AUTHORITY TO ISSUE
   FROM 55,000,000 TO 105,000,000 AND THE TOTAL NUMBER OF
   SHARES OF IDX COMMON STOCK FROM 50,000,000 TO
   100,000,000.

3. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AN       [_]   [_]     [_]
   AMENDMENT TO IDX'S SECOND AMENDED AND RESTATED ARTICLES
   OF INCORPORATION INCREASING THE SHAREHOLDER VOTE
   REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS FROM
   A MAJORITY TO TWO-THIRDS IN THE EVENT THAT THE BOARD OF
   DIRECTORS OF IDX DOES NOT RECOMMEND SUCH BUSINESS
   COMBINATIONS TO THE SHAREHOLDERS.

4. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AN       [_]   [_]     [_]
   AMENDMENT TO IDX'S 1995 STOCK OPTION PLAN INCREASING
   THE NUMBER OF SHARES ISSUABLE THEREUNDER FROM 1,470,000
   TO 4,500,000.

5. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AN       [_]   [_]     [_]
   AMENDMENT TO IDX'S 1995 EMPLOYEE STOCK PURCHASE PLAN
   INCREASING THE NUMBER OF SHARES ISSUABLE THEREUNDER
   FROM 500,000 TO 1,400,000.

6. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AN       [_]   [_]     [_]
   AMENDMENT TO IDX'S 1995 DIRECTOR STOCK OPTION PLAN
   INCREASING THE NUMBER OF SHARES ISSUABLE THEREUNDER
   FROM 30,000 TO 80,000.

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS                     [_]
BEEN NOTED ON THE REVERSE SIDE.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY. DATE
                                                -------------------

SHAREHOLDER SIGN HERE                      CO-OWNER SIGN HERE
                     ----------------------                  -------------------

              ---------------------------------------------------
                            IDX SYSTEMS CORPORATION
              ---------------------------------------------------
 DETACH CARD                                                        DETACH CARD